UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2023

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Annual Cash Bonus Plan

On October 20, 2023, the Board of Directors (the “Board”) of Flux Power Holdings, Inc. (the “Company”) approved an amended and restated annual cash bonus plan (the “Amended Annual Bonus Plan”) that was previously approved by the Board on November 5, 2020 which allows the Compensation Committee and/or the Board of the Company to set the amount of bonus each fiscal year and the performance criteria. Executive officers and all employees (other than part-time employees and temporary employees) are eligible to participate in the Amended Annual Bonus Plan (“Participants”) as long as the Participant remains an active regular employee of the Company. The Amended Annual Bonus Plan is effective for fiscal year 2024 and each fiscal year thereafter (the “Plan Year”). For each Plan Year, the Compensation Committee will establish an aggregate amount of allocable Bonus under the Amended Annual Bonus Plan and determine the performance goals applicable to a bonus during a Plan Year (the “Participation Criteria”). The Participation Criteria may differ from Participant to Participant and from bonus to bonus. All of the Company’s executive officers are eligible to participate in the Amended Annual Bonus Plan.

The Amended Annual Bonus Plan was approved by the Board in anticipation of the Company adopting its “clawback” policy applicable to its executive officers as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Salary Increases

On October 20, 2023, pursuant to the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board approved the following salary increases (the “FY2024 Annual Salary”) to the following executive officers, effective for the fiscal year 2024 (“FY2024”)

Name	Position	Current Annual Salary	Salary for FY2024
Ronald F. Dutt	Chief Executive Officer	$300,000	$375,000
Charles Scheiwe*	Chief Financial Officer	$205,200	$205,200
Jeffrey Mason	Vice President of Operations	$206,000	$230,720

* Plus an additional supplemental payment of $4,000 per month

FY2024 Bonuses Under the Amended Bonus Plan

In addition, on October 20, 2023, pursuant to the recommendation of the Compensation Committee, the Board also approved the bonus pool and performance criteria for the Amended Annual Bonus Plan for FY2024 (the “2024 Bonus”). For FY2024, the performance goals applicable to a bonus are based on the Company achieving certain targets based on the Company’s full year revenue, Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock-based compensation) for FY2024, and functional goals (the “Financial Targets”), in addition to individual performance objectives and goals (the “2024 Performance Matrix”).

The Board approved the following cash bonuses under the 2024 Bonus for the following executive officers:

Name	Position	Maximum Payout(1)	Special Bonus Maximum Payout(2)
Ronald F. Dutt	Chief Executive Officer	$256,281	$400,000
Charles Scheiwe	Chief Financial Officer	$91,571	$-
Jeffrey Mason	Vice President of Operations	$94,607	$400,000

(1) Full maximum payout assuming targets reached as set forth in the 2024 Performance Matrix.

(2) Full maximum payout for achieving certain additional gross margin targets

Grant of Stock Options

In addition, on October 20, 2023 (the “Grant Date”), pursuant to the recommendation of the Compensation Committee, the Board approved the grant of stock options (the “Options”) under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and the Company’s 2021 Equity Incentive Plan (the “2021 Plan” and together with 2014 Plan, the “Plan”) to certain employees of the Company or its subsidiary, Flux Power, Inc. The Options are subject to the terms and conditions provided in the form of the related Incentive Stock Option Agreement under the 2014 Plan (the “2014 Option Agreement”) or the form of Incentive Stock Option Agreement under the 2021 Plan (the “2021 Option Agreement”). The Options have an exercise price of $3.36, which is based on the Company’s 10-day volume weighted average price for the ten (10) trading days ending on the Grant Date, and will expire ten (10) years from the Grant Date.

The following executive officers of the Company were granted Options in such number, with such vesting schedule, and under the respective Plan, set forth as follows:

Name	Position	Options(1)	Plan	Vesting Schedule
Ronald F. Dutt	Chief Executive Officer	223,216	2021 Plan	Annually over 3 years from Grant Date
Charles Scheiwe	Chief Financial Officer	42,750	2021 Plan	Annually over 3 years from Grant Date
Jeffrey Mason	Vice President of Operations	54,934	2021 Plan	Annually over 3 years from Grant Date

(1) Subject to $100,000 ISO limitation under the 2021 Plan

A copy of the Amended Annual Bonus Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference to this Form 8-K. The foregoing summary of the Options is subject to, and qualified in its entirety to the terms set forth in the 2014 Option Agreement, which is filed as Exhibit 4.8 on Form S-8 (File No. 333-229644) filed with the SEC on February 13, 2019, and the 2021 Option Agreement, which is filed as Exhibits 4.6 on Form S-8 (File No. 333-267974) filed with SEC on October 21, 2022, and are incorporated herein by reference to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
10.1	Amended and Restated Annual Bonus Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Ronald F. Dutt
Ronald F. Dutt,
Chief Executive Officer

Dated: October 24, 2023